UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): September 19, 2006
THE CLOROX COMPANY
(Exact name of registrant as specified in its charter)
Delaware
(State or other
jurisdiction of
incorporation or
organization)

1-07151	31-0595760
(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Broadway, Oakland, California	94612-1888
(Address of principal executive offices)	(Zip code)
(510) 271-7000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)
☐	Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
          On September 19, 2006, the Board of Directors (the “Board”) of The Clorox Company (the “Company”), acting upon the recommendations of its Nominating and Governance Committee and Management Development and Compensation Committee (the “Compensation Committee”) and input from the Compensation Committee’s independent compensation consultant, approved changes to its director compensation program. The revised director compensation program, which includes an annual retainer and annual grant of deferred stock units to each director and additional fees payable to directors who serve as chairs of Board committees or as Presiding Director, is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
          On September 19, 2006, the Compensation Committee established the base salary levels and target bonus opportunities for its executive officers for the fiscal year ending June 30, 2007. A schedule setting forth the base salary levels and target bonus opportunities for the four most highly compensated executive officers other than the Chairman and Chief Executive Officer is attached as Exhibit 99.2 hereto and is incorporated herein by reference. The compensation for Donald R. Knauss, who will serve as the Company’s Chairman and Chief Executive Officer effective October 2, 2006, was disclosed in a Form 8-K/A filed with the Securities and Exchange Commission on September 7, 2006.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
          On September 19, 2006, Robert W. Matschullat, who has served as the Company’s Interim Chairman and Interim Chief Executive Officer since March 2006, announced his resignation from those positions effective October 2, 2006. Mr. Knauss’ appointment as Chairman and Chief Executive Officer of the Company will also be effective on October 2, 2006. The Board, upon the recommendation of its Nominating and Governance Committee, appointed Mr. Matschullat as Chair of the Audit Committee and as a member of the Finance Committee, effective upon his resignation as Interim Chairman and Interim Chief Executive Officer. In addition, the Board, upon the recommendation of its Nominating and Governance Committee, appointed Gary Michael, a current member of the Board and the current Interim Presiding Director, to serve as the Board’s Presiding Director, effective October 2, 2006.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
          On September 19, 2006, the Board approved the following amendments to the Company’s Restated Bylaws (the “Bylaws”):
•	Section 7(c) of Article I was amended to implement a majority voting standard for the election of directors in uncontested elections. Under the amended Bylaws, a director will be elected by the vote of the majority of votes cast with respect to such director at any meeting for the election of directors at which a quorum is present. If a director is not elected, such director must offer to tender his or her resignation to the Board. The Nominating and Governance Committee will recommend to the Board whether to accept or reject the resignation, or whether other action should be taken. The Board will act on such recommendation and publicly disclose its decision within 90 days from the date that election results are certified. The director who tenders his or her resignation will not participate in the Board’s decision. In contested elections, the plurality voting standard will apply. Prior to this amendment, the Bylaws provided that all director elections were determined by a plurality of votes cast.

•	Section 1 of Article III was amended to expand the authority of the Board’s committees to be consistent with Section 141(c)(2) of the Delaware General Corporation Law (the “DGCL”). Prior to this amendment, the Company was governed by Section 141(c)(1) of the DGCL.

•	Article IV was amended to eliminate the required position of President of the Company. Conforming changes were made to other Articles of the Bylaws.
          The Bylaws, as amended and effective September 19, 2006, are attached as Exhibit 3.1 hereto and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws

99.1	Schedule of Non-Management Director Compensation

99.2	Schedule of Named Executive Officer Compensation
SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CLOROX COMPANY

Date: September 25, 2006	By:	/s/ Laura Stein Laura Stein
Senior Vice President – General Counsel & Secretary

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws

99.1	Schedule of Non-Management Director Compensation

99.2	Schedule of Named Executive Officer Compensation